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EXHIBIT 99.1

                                                               NEWS ANNOUNCEMENT
FOR IMMEDIATE RELEASE

CONTACT:
Michael Doyle
Vice President and Chief Financial Officer mdoyle@easylink.com
800-624-5266


                 EASYLINK REAFFIRMS FIRST QUARTER 2006 GUIDANCE;
                SCHEDULES FIRST QUARTER 2006 RESULTS REPORT FOR
                                THURSDAY, MAY 4



PISCATAWAY, N.J.--(BUSINESS WIRE)--April 24, 2006--EasyLink Services Corporation (NASDAQ: EASY), a leading global provider of outsourced business process automation services that transform manual and paper-based business processes into efficient electronic ones, today reaffirmed its prior first quarter 2006 guidance and announced that it will release its 2006 first quarter results before the market opens on Thursday, May 4.

REAFFIRMING FIRST QUARTER GUIDANCE
Consistent with prior guidance, EasyLink is estimating total revenue for the first quarter at $18.5 million with revenue from growth Transaction Management Services coming in slightly higher than forecasted at $4.6 million. Net income will also be slightly better than the prior guidance of ($0.02-$0.03) per share.

MAY 4, 2006 CONFERENCE CALL DETAILS

Following the release, Thomas Murawski, Chairman, President and Chief Executive Officer, and Mike Doyle, Vice President, Chief Financial Officer, will host a conference call and simultaneous webcast at 10:30 a.m. EDT to discuss the results and review corporate progress.

The conference call number is 800-340-8363 and the reservation number is 8285252. Please call five minutes in advance to ensure that you are connected prior to the presentation. The call will be simultaneously broadcast live over the Internet via a link on the investor relations pages of EasyLink's corporate Web site, www.EasyLink.com, and at www.streetevents.com. Please allow extra time prior to the call to visit the site and download the software required to listen to the Internet broadcast. Both the conference call and webcast are open to the general public.

If you are unable to participate, the online archive of the broadcast will be available on the investor relations pages of www.EasyLink.com within two hours of the live call through Thursday, May 18, 2005 at 11:00 p.m. EDT. You can
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also access the replay by calling 800-642-1687 and entering the reservation number 8285252. A copy of the earnings announcement, which will include certain financial and other information presented on the call, will also be available on the investor relations pages of our Web site at www.EasyLink.com.


About EasyLink Services Corporation:

EasyLink Services Corporation (NASDAQ: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of outsourced business process automation services that enable medium and large enterprises, including 60 of the Fortune 100, to improve productivity and competitiveness by transforming manual and paper-based business processes into efficient electronic business processes. EasyLink is integral to the movement of information, money, materials, products, and people in the global economy, dramatically improving the flow of data and documents for mission-critical business processes such as client communications via invoices, statements and confirmations, insurance claims, purchasing, shipping and payments. Driven by the discipline of Six Sigma Quality, EasyLink helps companies become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.easylink.com.


This news release may contain statements of a forward-looking nature relating to future events or financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to achieve and maintain profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; the ability to commence service for new customers on a timely basis and to ramp usage by such customers in accordance with our expectations; significant competition; the risks inherent in integrating the EasyLink business; and the risk of being delisted from NASDAQ, including the risk that the Company may be unable to regain compliance with the $1 minimum bid price requirement on the Capital Market by the expiration of the additional 180 day grace period which would expire on August 21 , 2006 or may be unable to maintain compliance with all of the other continued listing requirements of the Capital Market. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.